As filed with the Securities and Exchange Commission on November 21, 2007.

Registration No. 333-75105

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

To

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

POGO PRODUCING COMPANY LLC

(Exact name of registrant as specified in its charter)

Delaware	74-1659398
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

700 Milam, Suite 3100

Houston, Texas 77002

(713) 579-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John F. Wombwell

Plains Exploration & Production Company

700 Milam, Suite 3100

Houston, Texas 77002

(713) 579-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy To:

Michael E. Dillard, P.C.

Akin Gump Strauss Hauer & Feld LLP

1111 Louisiana Street, 44th Floor

Houston, TX 77002

Phone: (713) 220-5800

Facsimile: (713) 236-0822

Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters those securities that remain unsold hereunder as of the effective date hereof.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

DEREGISTRATION OF SHARES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-75105) (the “Registration Statement”), which was originally filed on March 26, 1999, is being filed to deregister unsold shares of common stock of the registrant, Pogo Producing Company LLC (as successor registrant to Pogo Producing Company).

On November 6, 2007, pursuant to that certain Agreement and Plan of Merger, dated as of July 17, 2007, by and among Pogo Producing Company, Plains Exploration & Production Company and Pogo Producing Company LLC (formerly PXP Acquisition LLC) (“Merger Sub”), Pogo Producing Company merged with and into Merger Sub, with Merger Sub surviving, and its common stock ceased to be quoted on the New York Stock Exchange and will be deregistered under the Securities Exchange Act of 1934, as amended. Therefore, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister, as of the effectiveness of this post-effective amendment, all shares of common stock, the sale of which was registered under the Registration Statement, that were not sold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 21, 2007.

POGO PRODUCING COMPANY LLC

By:	/S/ JAMES C. FLORES

James C. Flores
President (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JAMES C. FLORES James C. Flores	President (Principal Executive Officer)	November 21, 2007

/S/ WINSTON M. TALBERT Winston M. Talbert	Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	November 21, 2007

/S/ JOHN F. WOMBWELL John F. Wombwell	Vice President, Secretary and Director	November 21, 2007